Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]

October 3, 2014

Great Western Bancorp, Inc.,

100 North Phillips Avenue,

Sioux Falls, South Dakota 57104.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of 18,400,000 shares (the “Securities”) of Common Stock, par value $0.01 per share (“Common Stock”), of Great Western Bancorp, Inc., a Delaware corporation (the “Company”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when the registration statement relating to the Securities (the “Registration Statement”) has become effective under the Act, the Company’s amended and restated certificate of incorporation substantially in the form filed as an exhibit to the Registration Statement has been duly filed with the Secretary of State of the State of Delaware so as to effect a stock split of the outstanding Common Stock, and if the foregoing action is taken pursuant to the authority granted in resolutions adopted by the board of directors of the Company and approved by the stockholder of the Company, the Securities will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Common Stock” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/S/ SULLIVAN & CROMWELL LLP